UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 1993

UNION BANKSHARES COMPANY
(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

66 Main Street
Ellsworth, ME 04605
(Address of principal executive offices) (Zip Code)

(207) 667-2504
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD

      On August 12, 1993, Union Trust Company (the "Bank"), a wholly-owned subsidiary of Union Bankshares Company, entered into deferred compensation agreements (the "Agreements") with certain of its executive employees, including Mr. Peter A. Blyberg, President and Chief Executive Officer, Mr. John P. Lynch, Executive Vice President, and Ms. Rebecca J. Sargent, Senior Vice President and Senior Financial Services Officer, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees were entitled to receive certain retirement and disability benefits. Pursuant to the Agreements with the Bank, Mr. Blyberg, Mr. Lynch, and Ms. Sargent were entitled to receive monthly payments of $4,152.17, $2,174.50, and $2,113.00, respectively, for a period of ten years following retirement after reaching the normal retirement age of 65. This amount was originally designed to approximate 70% of each executive's final salary (as computed using prior year averages with offsets for Bank contributions to other retirement plans for these executives) as of the date on which the Agreements were executed. Under the terms of the Agreements, Mr. Blyberg, Mr. Lynch and Ms. Sargent could also elect to retire early after reaching the age of 60 years, in which event he or she would be entitled to receive a proportionately reduced monthly benefit. The Agreements also contained other death and disability benefits. A copy of a form of the Agreement is attached as Exhibit 10.2.

      On December 23, 1999, the Bank amended the Agreements such that each executive would be entitled to receive, at the executive's normal retirement date, 70% of his or her final salary as determined by the average of the highest three years of salary from the five year period prior to retirement, for a period of fifteen years following either death or retirement after reaching the age of 65 years, whichever occurred first. Under the amended Agreements, Mr. Blyberg, Mr. Lynch and Ms. Sargent may elect to retire early after reaching the age of 60 years, in which event he or she would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the amended Agreements, in the event that Mr. Blyberg or Mr. Lynch is permanently disabled prior to attaining the age of 64 years, he would be entitled to receive a disability benefit in the amount of $2,000 and $1,500, respectively, per month from the date of the disability until reaching the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these amended Agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees in amounts which are estimated to be sufficient to fund all amounts payable under the amended Agreements. A copy of a form of amendment to the Agreements is attached as Exhibit 10.6.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

	Exhibit No.	Description

	10.2	Form of Deferred Compensation Agreement between Union Trust Company and each of Mr. Peter A. Blyberg, President and Chief Executive Officer, Mr. John P. Lynch, Executive Vice President,

and Ms. Rebecca J. Sargent, Senior Vice President and Senior Financial Services Officer.

10.6

Form of Amendment to the Deferred Compensation Agreements between Union Trust Company and each of Mr. Peter A. Blyberg, President and Chief Executive Officer, Mr. John P. Lynch, Executive Vice President, and Ms. Rebecca J. Sargent, Senior Vice President and Senior Financial Services Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

	By:	/s/ Timothy R. Maynard

	Name:	Timothy R. Maynard
	Title:	Senior Vice President and Chief Financial Officer

Date: June 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.2

Form of Deferred Compensation Agreement between Union Trust Company and each of Mr. Peter A. Blyberg, President and Chief Executive Officer, Mr. John P. Lynch, Executive Vice President, and Ms. Rebecca J. Sargent, Senior Vice President and Senior Financial Services Officer.

10.6

Form of Amendment to the Deferred Compensation Agreements between Union Trust Company and each of Mr. Peter A. Blyberg, President and Chief Executive Officer, Mr. John P. Lynch, Executive Vice President, and Ms. Rebecca J. Sargent, Senior Vice President and Senior Financial Services Officer.